UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2012

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2012, Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP (“Income NAV OP”), the operating partnership of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”), entered into a modification agreement (the “Modification Agreement”) with respect to its secured revolving credit facility, as previously modified (the “Credit Facility”), with JPMorgan Chase Bank, N.A (“JPMorgan Chase”).

The Credit Facility allowed Income NAV OP to borrow up to $50.0 million in revolving loans (the “Revolving Loans”), with the maximum amount outstanding not to exceed (i) 70% of the aggregate value allocated to each qualified property comprising the borrowing base (the “Borrowing Base”) during the period from December 8, 2011 through the earlier of September 7, 2012 or the date selected by the Company by written notice (the “Tier One Period”); (ii) 65% of the Borrowing Base from the conclusion of the Tier One Period through the earlier of March 7, 2013 or the date selected by the Company by written notice (the “Tier Two Period”); and (iii) 60% of the Borrowing Base from the conclusion of the Tier Two Period through December 8, 2014 (the “Tier Three Period”). In addition, the Revolving Loans bore interest at rates depending upon the type of loan specified by Income NAV OP. For a eurodollar rate loan, the interest rate was equal to the one-month LIBOR (the “Eurodollar Rate”) for the interest period, plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate was based upon the applicable period then in effect, and ranged from 2.40% during the Tier Three Period to 2.70% during the Tier One Period. For floating rate loans, the interest rate was a per annum amount equal to the applicable rate (the “Floating Applicable Rate”) plus the greatest of (a) the Federal Funds Rate plus 0.5%; (b) JPMorgan Chase’s Prime Rate; or (c) LIBOR plus 1.0%. The Floating Applicable Rate was based upon the applicable period then in effect, and ranged from 1.40% during the Tier Three Period to 1.70% during the Tier One Period.

The Credit Facility also required the percentage of single tenant properties leased to tenants that have an S&P rating of BBB- or better, a Moody's rating of Baa3 or better, or a Fitch Rating of BBB- or better, or whose lease obligation is fully guaranteed by an entity that has such ratings (the “Credit Rated Tenants”), that must be included within the Borrowing Base to be no less than 76% of the single-tenant properties in the Borrowing Base through September 7, 2012 and no less than 85% thereafter (the “Single-Tenant Credit Requirement”).

The Modification Agreement extended (i) the Tier One Period through the earlier of January 8, 2013 or the date selected by the Company by written notice and (ii) the Tier Two Period through December 8, 2014. As a result of these extensions, there is no longer a Tier Three Period and reference to such period has been deleted from the Credit Facility agreement. Upon removal of the Tier Three Period, the Eurodollar Applicable Rate ranges from 2.55% during the Tier Two Period to 2.70% during the Tier One Period and the Floating Applicable Rate ranges from 1.55% during the Tier Two Period to 1.70% during the Tier One Period. Additionally, the Modification Agreement replaced the Single-Tenant Credit Requirement in its entirety with the requirement that no less than 65% of properties included within the Borrowing Base must be leased to Credit Rated Tenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2012	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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